                                                                   EXHIBIT 10.24

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

     This CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement"), is made as of December ___, 2000, by and between Third Wave Technologies, Inc. (the "Company) and The Endeavors Group LLC, a Wisconsin limited liability company ("Investor").

     WHEREAS, the Investor desires to lend the Company $10,000,000 pursuant to a convertible note which will be convertible into shares (the "Conversion Shares") of the Company's common stock, $.001 par value per share, of the Company (the "Common Stock"); and

     WHEREAS, in order to induce the Investor to make the above-referenced loan to the Company, the Company desires to grant to Investor, with respect to the Conversion Shares, the registration rights set forth in the Company's Amended and Restated Investor Rights Agreement dated July 30, 2000 (the "Rights Agreement"), as amended December __, 2000;

     NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements set forth herein, the parties hereto agree as follows:

     1. Loan. Subject to the terms and conditions of this Agreement, the Investor will loan the Company the sum of $10,000,000, which loan will be evidenced by a convertible promissory note in the form attached hereto as Exhibit A (the "Note"). Capitalized terms that are defined in the Note and are not defined herein shall have the meanings ascribed to them in the Note. The loan amount shall be paid to the Company on the Closing Date (as defined below) by wire transfer of immediately available funds. On the Closing Date, upon receipt of such cash consideration, the Company shall deliver to the Investor the Note which shall be duly executed and registered in the name of the Investor or its nominee.

     2. The Closing. The closing of the loan and the issuance of the Note (the "Closing") shall take on the date hereof at the principal executive offices of the Company.

     3.   Conversion of Loan. Subject to the conditions precedent set forth in
Section 6 of this Agreement having been satisfied or waived, the outstanding principal balance of the Note shall, upon an IPO Closing which occurs on or prior to the first anniversary of the date of issuance of the Note, be automatically converted into shares of the Company's Common Stock in the manner provided for in the Note. Subject to the conditions precedent set forth in
Section 6 of this Agreement having been satisfied or waived, the outstanding principal balance of the Note may, following an IPO Closing occurring after the first anniversary of the date of issuance of the Note, at the election of the Holder of the Note, be converted into shares of Common Stock in the manner provided for in the Note. Accrued, unpaid interest on teh Note shall be paid by the Company in cash upon


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such conversion. Upon conversion of the Note pursuant to this Section 3, the
Investor shall surrender the Note for cancellation. Upon such conversion, the Company shall deliver to the Investor a certificate or certificates representing the Conversion Shares, registered in the name of Investor or its nominee.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as follows:

     (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could be reasonably expected to have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company (a "Material Adverse Effect").

     (b) Authorization; Enforceability. The Company, its officers, directors and stockholders have taken all action necessary to authorize, execute and deliver this Agreement and to consummate the transactions contemplated herein. This Agreement and the Share Registration Rights Agreement each has been duly executed by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

     (c) Valid Issuance of Note. The issuance of the Note and the issuance of the Conversion Shares upon conversion of the Note (i) are duly authorized by the Company's articles of incorporation, (ii) are duly authorized to be issued by the Company's board of directors, (iii) when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free of any preemptive rights, taxes, security interests, adverse claims or restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the representations and warranties contained in Section 4 hereof, the offer and sale of the Note and the Conversion Shares as contemplated hereby are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities and "blue sky" laws, as currently in effect.

     (d) Compliance with Other Documents. Neither the execution or delivery of this Agreement, the Note or the Share Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof or thereof conflict with or will result in a breach or violation of or default under any of the terms, conditions or provisions of (i) the Company's organizational documents or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which it is a party or by which it or its assets are bound.


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

     (e) No Consents. Other than consents obtained as of the date hereof, no consent or approval, authorization, order, registration or qualification of or with any governmental entity or any other person is required for the execution and delivery of this Agreement. , the Note and the Share Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

     (f) Registration Statement. The Company's registration statement on Form S-1, as amended (Registration No. 333- 42694) (the "Registration Statement") and each amendment or supplement thereto did not or will not, at the time filed with the Securities and Exchange Commission, and will not, at the time it becomes effective, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     (h) Capitalization. The Company's capitalization information contained in the Registration Statement is complete and accurate as of the dates specified therein.

     (i) Litigation. Except as disclosed in the Registration Statement and except for the pending litigation proceedings between the Company and Dade-Behring, Inc., there are no actions, proceedings or investigations pending against the Company, that, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

     (j) Intellectual Property. Except as disclosed in the Registration Statement, the Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively "Intellectual Property Rights") necessary to conduct the business now operated by it, or presently employed by it, and, except for the pending litigation proceedings between the Company and Dade-Behring, Inc., the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights.

     (k) Financial Statements. The financial statements included in the Registration Statement present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States, and such principles have been applied on a consistent basis. The financial statements of the


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Company as of September 30, 2000 and for the nine month period then ended present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and have been prepared in conformity with generally accepted accounting principles in the United States.

     (l) Changes. Except as disclosed in the Registration Statement, since the date of the latest audited financial statement included in the Registration Statement, there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     (m) Taxes. The Company has filed on a timely basis all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith and except to the extent that a reserve has been reflected on the Company's financial statements in accordance with generally accepted accounting principles. The provision for taxes of the Company as shown in the Company's financial statements is adequate for taxes due or accrued as of the date thereof.

     5. Representations and Warranties by Investor. Investor hereby represents and warrants to the Company as follows:

     (a) Authorization. This Agreement constitutes the valid and legally binding obligation of Investor enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

     (b) Accredited Investor. Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     (c) Investigation. Investor has carefully reviewed this Agreement and has had the opportunity to make detailed inquiry concerning the Company, its business and its personnel. Investor acknowledges that it has had the opportunity to ask questions of and receive answers from the Company that Investor considers necessary for purposes of purchasing the Note. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of Investor to rely thereon.

     (d) Restricted Securities. Investor understands that the Note and the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold only if they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.


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     (e)  Purchase for Own Account. Investor is acquiring the Note and the
Conversion Shares for Investor's own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Investor has no present agreement, understanding or arrangement to subdivide, sell, assign or otherwise dispose of all or any part of the Note or the Conversion Shares.

     6. Conditions to Conversion of the Note upon the IPO Closing. The obligation of each of the parties hereto to consummate the conversion of the Note upon the IPO Closing or, at the election of the Holder of the Note pursuant to Section 5.2 of the Note, are subject to (i) there being in effect no law, rule, regulation, order or injunction which prohibits or makes illegal the consummation of such transaction contemplated hereby; and (ii) (a) in the case of Investor, the accuracy as of the date of conversion (as if they had been made on and as of the date of conversion) of the representations and warranties of the Company set forth herein and (b) in the case of the Company, the accuracy as of the date of conversion (as if they had been made on and as of the date of conversion) of the representations and warranties of Investor set forth herein.

     7.   Miscellaneous.

     (a) Supplements and Amendments. This Agreement may be supplemented, amended or waived only by a subsequent writing signed by each of the parties hereto.

     (b) Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees, legal representatives and assigns.

     (e) Entire Agreement. This Agreement is intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to this Agreement.

     (f) Applicable Law; Venue. This Agreement shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed wholly within said State without regard to the conflict of law principles thereof. Venue

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

for any action to enforce the provisions of this agreement shall be exclusive in the federal and state courts located in Madison, Wisconsin.

     (g) Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

     (h) Non-Waiver. No provision of this Agreement shall be deemed to have been waived, unless such waiver is contained in a written notice given to the party claiming such waiver has occurred, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

     (j) Expenses. Each party shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and carrying out the transactions contemplated hereby, irrespective of whether such transactions are actually consummated.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Convertible Note Purchase Agreement as of the date first above written.

      THIRD WAVE TECHNOLOGIES, INC.

      By:______________________________
         Lance Fors, President



      THE ENDEAVORS GROUP LLC


      By:______________________________

      Title:_____________________________



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                                                                       EXHIBIT A

     Convertible Subordinated Note. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          THIRD WAVE TECHNOLOGIES, INC.
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$ 10,000,000                                                 Madison, Wisconsin
                                                             December ___, 2000

     THIRD WAVE TECHNOLOGIES, INC., a Wisconsin corporation (the "Company"), for value received hereby promises to pay to The Endeavors Group LLC, a Wisconsin limited liability company or its registered assigns, the sum of Ten Million Dollars ($10,000,000.00) or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall (unless earlier converted into shares of Common Stock of the Company pursuant to Section 5 hereof) be due and payable on December ___, 2002. Payment for all amounts due hereunder shall be made at 10850 West Park Place, Suite 980, Milwaukee, Wisconsin 53224-3635 or at such other place as the Holder of this note from time to time directs by written notice to the Company. This Note is issued in connection with the transactions described in that certain Convertible Note Purchase Agreement between the Company and the payee, of even date herewith, as the same may from time to time be amended, modified or supplemented (the "Purchase Agreement"). The Holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          (i) "Company" means Third Wave Technologies, Inc. and any corporation which shall succeed to or assume the obligations of the Company under this Note.

          (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          (iii) "IPO" shall mean the initial public offering of the Company's Common Stock, which offering is registered under the Securities Act of 1933, is a firm commitment underwritten public offering with distribution effected through an underwriting group, and which meets the criteria for automatic conversion of the Company's currently outstanding Preferred Stock into Common Stock (as such criteria are set forth in Section 6.5(b) of the Company's Articles of Incorporation as now in effect, a copy of which
     Section 6.5(b) is attached) upon the IPO Closing (as defined below).

          (iv) "IPO Closing" shall mean the payment to the Company by the underwriters of the net proceeds of the sale of the Common Stock sold by the Company in the IPO.

     2. Interest. Interest shall accrue on the outstanding principal balance hereof from time to time at the rate of fifteen percent (15%) per annum beginning on the date of issuance of this Note. In the event of an automatic conversion of this Note pursuant to Section 5 hereof, any accrued unpaid interst on the principal balance hereof shall be paid by the Company concurrent with such conversion.

     3. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

          3.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

          3.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

          3.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 3 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 3 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

          3.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 3.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

          3.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 3.

     4. Prepayment. This Note may not be prepaid except with the express written consent of the Holder or except pursuant to a conversion described in
Section 5 below.

     5.   Conversion.

          5.1 Automatic Conversion. The entire principal amount of this Note shall be automatically converted into shares of Common Stock upon and concurrent with the IPO Closing, provided that such IPO Closing occurs on or before the first anniversary of the date of issuance of this Note. The conversion price (the "Conversion Price") upon such automatic conversion shall equal the price to public of one share of the Company's Common Stock in the IPO. If this Note is automatically converted pursuant to this Section 5.1, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion effected, specifying the Conversion Price, the principal amount of the Note converted, the date on which such conversion occurred and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note.

          5.2 Elective Conversion. The entire principal amount of this Note may, at the option of the Holder hereof, be converted into shares of Common Stock at the Conversion Price (as hereinabove defined) upon or following (i) the date of an IPO Closing which occurs following the first anniversary of the date of issuance of this Note or (ii) the closing by the Company of a firm commitment underwritten public offering that does not meet the criteria for for automatic conversion of the Company's currently outstanding Preferred Stock into Common Stock. The Holder will exercise its right of conversion by delivery of written notice of such election to the Company at any time following the first anniversary of the date of issuance of this Note and prior to the payment in full of this Note.

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

          5.3 Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note pursuant to Sections 5.1 or 5.2 above, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion (such certificates shall bear such legends as are required by the Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company). No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder on the date of such conversion any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

          5.4 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. Acceleration. At the election of the Holder and without notice, the principal sum remaining unpaid hereon, together with accrued interest thereon, shall become immediately due and payable at the place of payment aforesaid in case of any default in the payment of principal or interest when due in accordance with the terms hereof or upon the occurrence of an event of default in payment with respect to any Senior Indebtedness, provided such default involves an amount in excess of $250,000 and that such default remains uncured for a period of at least 30 days.

     7.   Assignment. Subject to the restrictions on transfer described in
Section 8 below and in the Purchase Agreement, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder hereof.

     9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

     10. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding that body of law relating to conflict of laws.

     12. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

                                      THIRD WAVE TECHNOLOGIES, INC.


                                      By:
                                          --------------------------------------
                                          Lance Fors, President

                                          Address:
                                          502 South Rosa Road
                                          Madison, WI 53719



Name of Holder: THE ENDEAVORS GROUP LLC

Address: 10850 West Park Place, Suite 980
         Milwaukee, WI 53224


                                      -6-